Exhibit 99.1

Worldwide Headquarters	Steven Brazones
1200 Willow Lake Boulevard	Investor Relations
St. Paul, Minnesota 55110-5101	651-236-5158

NEWS	For Immediate Release	September 23, 2008

H.B. Fuller Reports Third Quarter Results

Organic Sales Trend Improves Amidst Challenging Environment

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended August 30, 2008.

Highlights:

•	Organic sales trend improved despite ongoing weakness in end markets

•	Pricing actions raised average selling price by 2.6 percent, nearly three times the second quarter increase

•	SG&A reduced year-over-year on continued cost controls and limits on discretionary spending

•	Net working capital improved sequentially, down 60 basis points from the second quarter

•	Enhanced leadership team with addition of Jim Owens as senior vice president of North America and announcement of Barry Snyder as chief technology officer

•	Expanded geographic presence in the Middle East with announcement of the acquisition of Egymelt in Egypt

Third Quarter:

Income from continuing operations for the third quarter of 2008 was $21.7 million, or $0.44 per diluted share, versus $26.8 million, or $0.44 per diluted share, in last year’s third quarter. This year’s third quarter income from continuing operations included a significant one-time tax benefit related to the valuation of deferred tax assets in Brazil. This discrete tax item totaled $4.3 million on an after-tax basis, or the equivalent of $0.09 per diluted share. Excluding this favorable tax item, income from continuing operations would have been $0.35 per diluted share versus reported results of $0.44 per diluted share. Rapidly rising raw material costs and a lag in realized selling price increases principally led to the decline in profitability year-over-year. Tight expense controls and limits on discretionary spending continued and partially offset the impact of rising raw material costs.

Net revenue for this year’s third quarter was $362 million, up 2.8 percent versus the third quarter of 2007. Foreign currency translation favorably contributed 4.8 percentage points to net revenue growth. Higher average selling prices positively impacted net revenue growth by 2.6 percentage points and lower volume adversely impacted net revenue growth by 4.6 percentage points. Organic sales declined by 2.0 percent year over year in the third quarter, a sequential improvement of 250 basis points versus the 4.5 percent decline in the second quarter.

“Raw material cost inflation accelerated in the third quarter. Our pricing actions were significantly more effective in the third quarter, but we still lost ground,” said Michele Volpi, president and chief executive officer. “While disappointed, we believe the situation is temporary and we intend to further recover our raw material cost increases through more appropriate pricing actions in the quarters ahead.”

Year-To-Date:

Income from continuing operations for the first nine months of 2008 was $61.3 million, or $1.16 per diluted share, versus $70.4 million, or $1.15 per diluted share, in the first nine months of last year.

Net revenue for the first nine months of 2008 was $1.04 billion, up 0.2 percent versus the first nine months of 2007. Foreign currency translation favorably contributed 4.9 percentage points to net revenue growth. Higher average selling prices positively impacted net revenue growth by 1.4 percentage points and lower volume adversely impacted net revenue growth by 6.1 percentage points. Organic sales declined by 4.7 percent year over year in the first nine months of the year.

Fourth Quarter and Fiscal 2008 Expectations:

For the fourth quarter of 2008, the Company maintains the guidance provided earlier this month and continues to expect to report net revenue of between $380 and $390 million and income from continuing operations per diluted share of between $0.40 and $0.45. In addition, the Company continues to expect an effective tax rate of approximately 29 percent for the fourth quarter, excluding any future significant discrete items.

For fiscal year 2008, the Company maintains its expectation for depreciation expense to be approximately $35 million and amortization expense to be approximately $12 million. However, the Company now expects capital expenditures to be approximately $20 million, at the low end of the previous range of between $20 and $25 million.

Conference Call:

The Company will host an investor conference call to discuss third quarter 2008 results on Wednesday, September 24, 2008 at 9:30 a.m. central daylight time (10:30 a.m. eastern daylight time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP segment information is reconciled with reported GAAP results in segment financials provided below.

About H.B. Fuller Company:

H.B. Fuller Company is a leading worldwide manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products, with fiscal 2007 net revenue of $1.4 billion. Its common stock is traded on the New York Stock Exchange under the symbol FUL. For more information, please visit its website at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of April 4, 2008 and July 2, 2008 and 10-K filing of January 30, 2008. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 30, 2008	13 Weeks Ended September 1, 2007
Net revenue	$361,986	$352,253
Cost of sales	(271,533)	(245,919)

Gross profit	90,453	106,334

Selling, general and administrative expenses	(64,282)	(67,450)
Gains from sales of assets	15	4
Other income, net	759	940
Interest expense	(3,872)	(2,868)

Income from continuing operations before income taxes, minority interests and income from equity investments	23,073	36,960

Income taxes	(2,266)	(10,537)

Minority interests in loss of subsidiaries	43	28

Income from equity investments	866	392

Income from continuing operations	21,716	26,843
Income from discontinued operations	—	1,523

Net Income	$21,716	$28,366

Basic income per common share:
Continuing operations	$0.45	$0.44
Discontinued operations	—	0.03

Net income	$0.45	$0.47

Diluted income per common share:
Continuing operations	$0.44	$0.44
Discontinued operations	—	0.02

Net income	$0.44	$0.46

Weighted-average common shares outstanding:
Basic	48,222	60,370
Diluted	49,058	61,357

Dividends declared per common share	$0.06600	$0.06450

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	August 30, 2008	December 1, 2007	September 1, 2007
Cash & cash equivalents	$207,058	$246,358	$219,440
Inventory	150,829	137,564	128,889
Trade accounts receivable, net	214,573	212,477	204,179
Trade accounts payable	141,615	156,247	148,022
Total assets	1,327,454	1,364,602	1,401,530
Total debt	339,466	172,608	171,928

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 30, 2008	39 Weeks Ended September 1, 2007
Net revenue	$1,041,399	$1,039,311
Cost of sales	(764,206)	(727,931)

Gross profit	277,193	311,380

Selling, general and administrative expenses	(192,074)	(208,116)
Gains from sales of assets	44	107
Other income, net	2,843	3,575
Interest expense	(10,742)	(9,657)

Income from continuing operations before income taxes, minority interests and income from equity investments	77,264	97,289

Income taxes	(17,819)	(28,093)

Minority interests in loss of subsidiaries	154	19

Income from equity investments	1,696	1,159

Income from continuing operations	61,295	70,374
Income from discontinued operations	—	6,079

Net Income	$61,295	$76,453

Basic income per common share:
Continuing operations	$1.18	$1.17
Discontinued operations	—	0.10

Net income	$1.18	$1.27

Diluted income per common share:
Continuing operations	$1.16	$1.15
Discontinued operations	—	0.10

Net income	$1.16	$1.25

Weighted-average common shares outstanding:
Basic	51,984	60,232
Diluted	52,790	61,345

Dividends declared per common share	$0.19650	$0.19150

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended August 30, 2008	13 Weeks Ended September 1, 2007
Net Revenue:
North America	$163,947	$172,210
Europe	109,573	100,114
Latin America	54,334	50,920
Asia Pacific	34,132	29,009

Total H.B. Fuller	$361,986	$352,253

Operating Income[1]:
North America	$15,678	$24,084
Europe	7,409	9,726
Latin America	1,236	3,178
Asia Pacific	1,848	1,896

Total H.B. Fuller	$26,171	$38,884

Depreciation Expense:
North America	$4,162	$4,589
Europe	2,631	2,859
Latin America	1,184	1,250
Asia Pacific	609	623

Total H.B. Fuller	$8,586	$9,321

Amortization Expense:
North America	$2,248	$2,376
Europe	545	501
Latin America	92	98
Asia Pacific	46	52

Total H.B. Fuller	$2,931	$3,027

EBITDA[2]:
North America	$22,088	$31,049
Europe	10,585	13,086
Latin America	2,512	4,526
Asia Pacific	2,503	2,571

Total H.B. Fuller	$37,688	$51,232

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	39 Weeks Ended August 30, 2008	39 Weeks Ended September 1, 2007
Net Revenue:
North America	$462,686	$501,917
Europe	318,503	299,533
Latin America	163,556	155,859
Asia Pacific	96,654	82,002

Total H.B. Fuller	$1,041,399	$1,039,311

Operating Income[1]:
North America	$50,217	$63,248
Europe	25,123	27,816
Latin America	3,940	7,658
Asia Pacific	5,839	4,542

Total H.B. Fuller	$85,119	$103,264

Depreciation Expense:
North America	$12,619	$13,788
Europe	7,848	7,664
Latin America	3,578	3,934
Asia Pacific	1,824	1,857

Total H.B. Fuller	$25,869	$27,243

Amortization Expense:
North America	$6,820	$8,974
Europe	1,610	1,518
Latin America	276	311
Asia Pacific	138	166

Total H.B. Fuller	$8,844	$10,969

EBITDA[2]:
North America	$69,656	$86,010
Europe	34,581	36,998
Latin America	7,794	11,903
Asia Pacific	7,801	6,565

Total H.B. Fuller	$119,832	$141,476

[1]	Management evaluates the performance of each of the Company’s operating segments based on operating income, which is defined as gross profit less SG&A expense for the segments
[2]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense and defined on a segment basis as operating income, plus depreciation expense, plus amortization expense